UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18W100 22nd Street, Oakbrook Terrace, Illinois (Address of Principal Executive Office)	60181 (Zip Code)

Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A restates in its entirety the Current Report on Form 8-K filed on January 5, 2012 and is being filed solely to amend Items 9.01(a) and 9.01(b) to provide historical and pro-forma financial statements relative to the acquisition of certain of the assets of Avalon Global Solutions, Inc., a Florida corporation, as described below.

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2011, WidePoint Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, WidePoint Solutions Corporation, a Delaware corporation which is a wholly-owned subsidiary of the Company (“WidePoint Solutions”), Avalon Global Solutions, Inc., a Florida corporation (“AGS”), and certain of the shareholders of AGS. In accordance with the Agreement, WidePoint Solutions acquired certain of the assets of AGS, a provider of communications lifecycle management services, technology, and solutions predominately to the commercial sector.

WidePoint Solutions acquired the assets of AGS in exchange for (i) the payment of cash in the amount of $7.5 million, (ii) the delivery of subordinated two promissory notes in the aggregate principal amount of $4.0 million (collectively, the “Notes”) and (iii) the assumption of approximately $1.6 million of liabilities. The Notes accrue interest at the annual rate of 3%, are guaranteed by the Company and provide for three lump sum payments of principal and interest on each of April 15, 2013, April 15, 2014 and April 15, 2015; provided, however, that in the event that WidePoint Solutions fails to achieve a specified gross profit for the calendar years ending December 31, 2012 and 2013, the Company will receive a reduction in the amount due under the Notes of up to $3.0 million.

The foregoing summary of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The information set forth below under Item 2.03 with respect to the Cardinal Loans (as defined below) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 with respect to the Agreement is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2011, the Company and its subsidiaries entered into a $4.0 million commercial loan agreement with Cardinal Bank (the “$4.0 Million Loan”) and a $8.0 million commercial loan with Cardinal Bank (the “$8.0 Million Loan” and together with the $4.0 Million Loan, the “Cardinal Loans”). The $4.0 Million Loan was for the specific purpose of acquiring the assets of AGS. Advances under the $4.0 Million Loan bear interest at 4.5% and mature on December 30, 2016. The $8.0 Million Loan is for working capital purposes and refinances and modifies a prior Promissory Note with Cardinal Bank dated August 16, 2007 in the principal amount of $2.0 million. Advances under the $8.0 Million Loan bear interest at a variable rate equal to the prime rate plus 0.5% and mature on June 30, 2013. The Company was advanced an aggregate of $12.0 million on December 31, 2011 under the Cardinal Loans.

The Cardinal Loans require the Company to maintain certain financial covenants, including maintaining (i) a funded debt to EBITDA ratio not to exceed 4.5:1.0 at December 31, 2011 and declining to 2.5:1.0 at December 31, 2012, (ii) a debt service ratio of at least 1.2:1.0, (iii) a tangible net worth of at least $2,500,000 and increasing to $4,000,000 at December 31, 2012 and (iv) a current ratio of at least 1.1:1.0. For a full description of the terms of the Cardinal Loans, see the $4.0 Million Loan and the $8.0 Million Loan filed herewith as Exhibits 10.3 and 10.4, respectively.

The information set forth above under Item 1.01 with respect to the Notes is incorporated herein by reference. The Notes are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the acquisition of assets of AGS, on December 31, 2011, the Company and WidePoint Solutions entered into an Employment and Non-Compete Agreement with Michael Mansouri, the former Chief Executive Officer of AGS (the “Employment Agreement”), for Mr. Mansouri to serve as the Chief Executive Officer of WidePoint Solutions. The Employment Agreement is for a term of two years and provides for an annual base salary of $150,000, standard employee benefits and bonus compensation of up to $50,000 per annum.

The Employment Period will continue unless terminated earlier by (i) Mr. Mansouri’s death or permanent disability, (ii) Mr. Mansouri’s resignation (other than for Good Reason, as defined in the Employment Agreement) upon two hundred seventy (270) days prior written notice, (iii) the Company or WidePoint Solutions for Cause (as defined in the Employment Agreement) or (iv) the Company or WidePoint Solutions without Cause. Upon any termination by the Company or WidePoint Solutions for Cause, death or permanent disability or upon Mr. Mansouri’s decision to leave WidePoint Solutions other than for Good Reason, Mr. Mansouri shall be entitled to be paid the base salary to the date of termination. Upon any termination by the Company or WidePoint Solutions without Cause or by Mr. Mansouri for Good Reason, WidePoint Solutions shall pay to Mr. Mansouri (i) any unpaid base salary accrued as of the date of termination, (ii) in the event that the termination occurs prior to the second anniversary of the Agreement, base salary at the annual rate in effect on the date of termination from such date of termination until the second anniversary of the Agreement as well as any earned bonuses and (iii) reimbursement of any outstanding business expenses.

The foregoing summary of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 8.01. Other Events.

On January 4, 2012, the Company issued a press release pursuant to which it announced that it had acquired the assets of AGS. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements for Businesses Acquired.

The following financial statements are filed as exhibits hereto:

Exhibit 23.1      Consent of Independent Auditor

Exhibit 99.2      Audited Financial Statements of AGS for the fiscal years ended June 30, 2011 and 2010.

Exhibit 99.3      Unaudited Financial Statements of AGS for the three months ended September 30, 2011.

(b) Unaudited Pro Forma Financial Information.

The following unaudited pro forma financial statements are filed as exhibits hereto:

Exhibit 99.4      Unaudited Proforma Financial Information of AGC and WidePoint Corporation for the fiscal year ended December 31, 2010 and the nine months ended September 30, 2011, respectively, related to the acquisition of assets of AGC.

(d) Exhibits:

Exhibit 2.1: Asset Purchase Agreement, dated as of December 30, 2011, by and among WidePoint Corporation, WidePoint Solutions Corporation, Avalon Global Solutions, Inc. and certain of the shareholders of Avalon Global Solutions, Inc., and Amendment No. 1 thereto, dated as of January 2, 2012.*

Exhibit 10.1: $1.0 Million Promissory Note, dated December 31, 2011, by WidePoint Solutions Corporation in favor of Avalon Global Solutions, Inc.*

Exhibit 10.2: $3.0 Million Promissory Note, dated December 31, 2011, by WidePoint Solutions Corporation in favor of Avalon Global Solutions, Inc.*

Exhibit 10.3: $4.0 Million Commercial Loan Agreement, dated December 30, 2011, by WidePoint Corporation and its subsidiaries and Cardinal Bank.*

Exhibit 10.4: $8.0 Million Commercial Loan Agreement, dated December 30, 2011, by WidePoint Corporation and its subsidiaries and Cardinal Bank.*

Exhibit 10.5: $4.0 Million Promissory Note, dated December 30, 2011, in favor of Cardinal Bank.*

Exhibit 10.6: $8.0 Million Promissory Note, dated December 30, 2011, in favor of Cardinal Bank.*

Exhibit 10.7: Security Agreement, dated December 30, 2011, by WidePoint Corporation and its subsidiaries and Cardinal Bank.*

Exhibit 10.8:  Employment and Non-Compete Agreement, dated December 31, 2011, between WidePoint Corporation, WidePoint Solutions Corporation and Michael Mansouri.*

Exhibit 99.1:  Press Release issued by the Company on January 4, 2012.*

*	Previously filed with Form 8-K dated January 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: March 9, 2012	James T. McCubbin
Vice President and Chief Financial Officer